Exhibit 99.1

MARTIN MIDSTREAM PARTNERS REPORTS
2005 FIRST QUARTER FINANCIAL RESULTS

      KILGORE, Texas, May 4, 2005 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the first quarter ended March 31, 2005.

      MMLP reported net income for the first quarter of 2005 of $3.5 million, on revenues of $96.1 million, compared to net income for the first quarter of 2004 of $3.6 million, on revenues of $69.1 million. MMLP’s net income per limited partner unit for the first quarter of 2005 was $0.41, compared to net income per limited partner unit for the first quarter of 2004 of $0.45.

      The Company’s distributable cash flow for the first quarter of 2005 was $5.2 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information”. The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

      Included with this press release are MMLP’s Consolidated and Condensed Balance Sheets as of March 31, 2005 and December 31, 2004, and its Consolidated and Condensed Statements of Operations and Statements of Cash Flows for the quarters ended March 31, 2005 and 2004. These financial statements should be read in conjunction with the information contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 4, 2005.

      The Company also announced that on May 3, 2005 it consummated the modification of its existing credit facility to increase the available commitments thereunder from $100 million to $150 million. The $50 million increase will bring the available subfacility commitments to $30 million for the working capital subfacility and to $120 million for the acquisiton subfacility. In addition, the applicable margin was reduced by 50 basis points. All other material terms remain the same as disclosed in the Company’s filings with the SEC.

      Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said “our financial results for this quarter represent the accelerating performance of our terminalling business which is our largest segment. Our recent acquisition of a sulfur processing facility in Stockton, California and the commencement of construction on a similar but larger facility at our Neches terminal near Beaumont, Texas will provide future growth opportunities for this segment. We continue to address the downturn in the results of our affiliate CF Martin Sulphur and expect to see improvement in the coming months. In addition, I am pleased to report an increase in the commitments under our bank credit facility from $100 million to $150 million. With the continued strength of our balance sheet, we were able to accomplish this increase with a 50 basis point pricing decrease. This will allow additional flexibility in financing our future growth opportunities.”

Investors’ Conference Call

      An investors’ conference call to review the first quarter results will be held on Thursday, May 5, 2005, at 3:30 p.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 4:30 p.m. Central Time on May 5, 2005 through 11:59 p.m. Central Time on May 11, 2005. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 151252. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.

About Martin Midstream Partners

      Martin Midstream Partners provides terminalling, marine transportation, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, lubricants and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns an unconsolidated non-controlling 49.5% limited partnership interest in CF Martin Sulphur L.P., which operates a sulfur storage and transportation business. MMLP operates primarily in the Gulf Coast region of the United States.

      Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.

Forward-Looking Statements

      Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

      MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash flow after it has satisfied the capital and related requirements of its operations. Distributable cash flow is not a measure of financial performance or liquidity under GAAP. It should not be considered in isolation or as an indicator of MMLP’s performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information constitutes a non-GAAP financial measure within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.

      The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in its Consolidated and Condensed Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in its Consolidated and Condensed Statements of Cash Flows), plus proceeds from sale of property, plant and equipment (as reported in its Consolidated and Condensed Statements of Cash Flows), less gain on sale of property, plant and equipment (as reported in its Consolidated and Condensed Statements of Cash Flows), less maintenance capital expenditures (as defined below), less equity in earnings (loss) from unconsolidated entities (as reported in its Consolidated and Condensed Statements of Operations). MMLP’s maintenance capital expenditures, along with its expansion capital expenditures, are components of payments for property, plant, and equipment included in its Consolidated and Condensed Statements of Cash Flows. For the three months ended March 31, 2005, MMLP had $1.1 million in maintenance capital expenditures and $5.3 million in expansion capital expenditures.

Contacts:

      Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31,	December 31,
	2005	2004
	(Unaudited)	(Audited)
Assets
Cash	$8,515	$3,184
Accounts and other receivables, less allowance for doubtful accounts of $534 and $328	40,644	43,526
Product exchange receivables	150	50
Inventories	16,110	23,165
Due from affiliates	3,317	1,892
Other current assets	885	724

Total current assets	69,621	72,541

Property, plant, and equipment, at cost	154,482	148,241
Accumulated depreciation	(41,045)	(38,472)

Property, plant and equipment, net	113,437	109,769

Goodwill	2,922	2,922
Other assets, net	3,978	3,100

	$189,958	$188,332

Liabilities and Partners’ Capital

Trade and other accounts payable	$31,223	$26,537
Product exchange payables	4,277	9,081
Due to affiliates	417	429
Other accrued liabilities	1,866	2,443

Total current liabilities	37,783	38,490

Long-term debt	76,500	73,000
Other long-term obligations	1,237	1,308

Total liabilities	115,520	112,798

Partners’ capital	74,438	75,534
Commitments and contingencies

	$189,958	$188,332

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 4, 2005.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2005	2004
Revenues:
Terminalling	$5,634	$3,766
Marine transportation	8,474	7,948
Product sales:
LPG distribution	70,067	46,166
Fertilizer	9,553	9,216
Terminalling	2,412	1,972

	82,032	57,354

Total revenues	96,140	69,068

Costs and expenses:
Cost of products sold:
LPG distribution	67,635	44,944
Fertilizer	8,309	7,512
Terminalling	2,099	1,650

	78,043	54,106

Expenses:
Operating expenses	8,482	7,337
Selling, general and administrative	2,466	1,915
Depreciation and amortization	2,654	1,906

Total costs and expenses	91,645	65,264

Operating income	4,495	3,804

Other income (expense):
Equity in earnings of unconsolidated entities	75	529
Interest expense	(1,069)	(704)
Other, net	30	9

Total other income (expense)	(964)	(166)

Net income	$3,531	$3,638

General partner’s interest in net income	$71	$73
Limited partners’ interest in net income	$3,460	$3,565
Net income per limited partner unit	$0.41	$0.45
Weighted average limited partner units	8,475,862	7,967,840

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 4, 2005.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2005	2004
Cash flows from operating activities:
Net income	$3,531	$3,638

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,654	1,906
Amortization of deferred debt issuance costs	116	243
Loss on sale of property, plant and equipment	6	—
Equity in earnings of unconsolidated entities	(75)	(529)

Change in current assets and liabilities, excluding effects of acquisitions and dispositions:

Accounts and other receivables	2,882	(3,521)
Product exchange receivables	(100)	1,574
Inventories	7,055	6,331
Due from affiliates	(1,425)	(1,265)
Other current assets	(161)	(784)
Trade and other accounts payable	4,686	(1,190)
Product exchange payables	(4,804)	(4,646)
Due to affiliates	(12)	87
Other accrued liabilities	(577)	(399)
Change in other noncurrent assets, net	(200)	(4)

Net cash provided by operating activities	13,576	1,441

Cash flows from investing activities:
Payments for property, plant and equipment	(3,326)	(931)
Acquisitions	(3,832)	—
Proceeds from sale of property, plant and equipment	40	—
Distributions from unconsolidated partnership	—	594

Net cash used in investing activities	(7,118)	(337)

Cash flows from financing activities:
Payments of long-term debt	—	(30,000)
Proceeds from long-term debt	3,500	—
Cash distributions paid	(4,627)	(3,832)
General partner contribution	—	754
Follow on offering	—	34,048

Net cash provided by (used in) by financing activities	(1,127)	970

Net increase in cash and cash equivalents	5,331	2,074

Cash at beginning of period	3,184	2,270

Cash at end of period	$8,515	$4,344

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 4, 2005.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited Non-GAAP Financial Measure)

Three Months Ended
March 31,
2005
Net income	$3,531
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	2,654
Proceeds from sale of property, plant and equipment	40
Loss on sale of property plant and equipment	6
Amortization of deferred debt issue costs	116
Maintenance capital expenditures1	(1,068)
Equity in earnings of unconsolidated entities	(75)

Distributable cash flow	$5,204

1	Maintenance capital expenditures, along with expansion capital expenditures, are components of payments for property, plant, and equipment set forth in MMLP’s Consolidated and Combined Condensed Statements of Cash Flows. MMLP had $1.1 million in maintenance capital expenditures and $5.3 million in expansion capital expenditures for the three months March 31, 2005.